WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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EXHIBIT 27.1


This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in it's entirety by reference to such financial statements.


SEMICON, INC.


Period type                                6 Mos.
Fiscal year end                                                       Jun 30 1998
Period end                                                            Dec 28 1997
Cash                                                                 $    202,000
Securities                                                                      0
Receivables                                                               391,000
Allowances                                                                 10,000
Inventory                                                                 550,000
Current assets                                                          1,164,000
PP&E, gross                                                             3,732,000
Depreciation                                                            3,666,000
Total assets                                                            1,230,000
Current liabilities                                                     6,394,000
Bonds                                                                   1,723,000
Common                                                                    826,000
Preferred mandatory                                                             0
Preferred                                                                       0
Other SE                                                               (5,990,000)
Total liability and equity                                              1,230,000
Sales                                                                   2,482,000
Total revenues                                                          2,482,000
CGS                                                                     2,345,000
Total costs                                                             2,826,000
Other expenses                                                            (14,000)
Loss provision                                                                  0
Interest expense                                                          138,000
Income, pretax                                                           (344,000)
Income tax                                                                      0
Income, continuing                                                       (344,000)
Discontinued                                                                    0
Extraordinary                                                             138,000
Changes                                                                         0
Net income                                                               (206,000)
EPS, basic                                                                  (0.07)
EPS, diluted                                                                (0.07)







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